SEC13F.LNS                GAMCO ASSET MANAGEMENT INC.

                             FORM 13F SUMMARY PAGE
                              AS OF DATE: 06/30/09
                         RUN DATE: 07/30/09 10:20 A.M.


REPORT SUMMARY:

NUMBER OF OTHER INCLUDED MANAGERS:        3

FORM 13F INFORMATION TABLE ENTRY TOTAL:   2,032

FORM 13F INFORMATION TABLE VALUE TOTAL:   $16,437,907,000



LIST OF OTHER INCLUDED MANAGERS:

NO.   FORM 13F FILE NUMBER   NAME

1     028-10894		     GABELLI FUNDS, LLC
2     028-10598              GABELLI SECURITIES, INC.
3     028-13534              TETON ADVISORS, INC.